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                                                                    Exhibit 10.5

                                      LEASE

      THIS LEASE, made and dated the 25th day of October, 1995 by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, (hereinafter called "Landlord") and AMERICAN HOME PATIENT, INC., (hereinafter called "Tenant").

                                   WITNESSETH:

1.    PREMISES.

      Landlord, for and in consideration of rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, hereby leases to Tenant, and Tenant hereby hires from Landlord, 29,096 rentable square feet of space located in the Parklane Building, located at 5200 Maryland Way in the Maryland Farms Office Park in the City of Brentwood, County of Williamson, State of Tennessee, hereinafter referred to as the "Premises", more particularly described and shown on the plan attached hereto as Exhibit "A" and made a part hereof, hereinafter referred to as the "Leased Premises." The Leased Premises are leased together with the appurtenances, including the right to use, in common with others, the lobbies, elevators and other common areas and facilities of the building of which the Leased Premises are a part, and all materials currently in place including all leasehold improvements in place. The usable square footage calculated in accordance with BOMA standards if 25,978. The common area factor is twelve percent (12%). The net rentable square feet of space comprising the Leased Premises in the Parklane Building is calculated as set forth in Exhibit "C" attached hereto and made a part hereof.

2.    USE OF PREMISES.

      The Leased Premises shall be used and occupied by Tenant, subject to the conditions herein continued, for general office purposes only. In no event shall the Leased Premises be used or occupied by Tenant in any manner contrary to law or zoning regulations.

3.    TERM.

      (a) The term of this Lease shall be for seven (7) years, commencing on the first day of January, 1996, and ending unless sooner terminated as herein provided, on the last day of December, 2002 both dates inclusive, subject to the conditions contained in paragraph 4 hereof.

      (b) The Tenant may extend the term of this Lease for one (1) additional period of five (5) years upon written notice given to the Landlord not less than One Hundred and Eighty (180) days prior to the expiration of the initial term of this Lease. The rent payable during such renewal term will be at the market rental rate for similar properties in the Nashville market area, which shall include a refurbishment allowance for the Leased Premises at the then fair market rate in the Nashville market area. The parties shall negotiate, in good faith, to determine the rent and refurbishment allowance for the renewal period. Except for rent and the refurbishment allowance, Tenant's leasing of the Leased Premises during such renewal term shall be subject to the same terms, covenants and conditions set forth in this Lease.

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      (c)   The phrase "Lease term", or "term of this Lease", or "term hereof", as used herein, shall mean and include the initial term of this Lease as well as any renewal term, to the extent this Lease is renewed and extended as provided herein, and as the same may be shortened by any early termination permitted under this Lease.

4.    POSSESSION.

      (a) Landlord shall construct the improvements to the Leased Premises as set forth on the Addendum attached hereto. If the Leased Premises are not available or ready for occupancy on or before the commencement date hereinabove set forth and if such unavailability or unreadiness is not occasioned or caused by Tenant (such as Tenant's failure promptly to approve plans, make material or color selections, make improvements to the Leased Premises which are to be made by Tenant, or make other decisions or take other actions necessary to the preparation of the Leased Premises for occupancy), then the term of this Lease shall commence on (a) the 15th day of the month in which Landlord provides notice to Tenant on or before the 5th day of such month that Substantial Completion has been obtained as to the Leased Premises, or (b) the 1st day of the month next following delivery of a notice to Tenant on or after the 6th day of a month that Substantial Completion has been obtained as to the Leased Premises; provided, however, that if the Substantial Completion is delayed for more than sixty (60) days beyond the anticipated commencement date of January 1, 1996 by reason of events within the control of Landlord and not occasioned or caused by Tenant, then Tenant shall be entitled to one (1) day of free rent for each and every day of delay beyond the sixty (60) day period. If the day upon which the term of this Lease commences shall fall on a day other than the first day of a calendar month, then the term of this Lease shall run for the unexpired portion of such calendar month plus seven (7) years beginning with the first day of the calendar month next ensuing; and Tenant shall pay rent as herein established on a pro rata basis for the portion of month from the date of commencement of the term to the first of the month immediately succeeding. If the Leased Premises are not Substantially Complete and ready for occupancy on or before September 1, 1996, and if such delay is expressly not occasioned or caused by Tenant, then Tenant may terminate this Lease upon written notice to Landlord and each party will thereafter be relieved of any further obligation or liability to the other hereunder.

      (b) In the event that, pursuant to the provisions of this paragraph, the dates of commencement and termination of this Lease shall be other than the dates set forth in paragraph 3 hereof, promptly after the dates of commencement and termination are determined, Landlord and Tenant agree to execute a memorandum certifying said dates.

      (c) If Landlord is unable to give possession of the Leased Premises on the commencement date by reason of the fact that the Leased Premises are located in a building being constructed which has not been sufficiently completed to make the Leased Premises ready for occupancy or by reason of the fact that a certificate of occupancy has not been procured or by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Leased Premises or of the building of which said Leased Premises form a part are not completed, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date except as provided in subparagraph 4(a) above.

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      (d)   Landlord's approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities.

      (e) If by mutual consent of the parties Tenant enters into possession of the Leased Premises or occupies premises other than the Leased Premises prior to the commencement date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and agreements of this lease except as to the covenant to pay rent for such prior period.

5.    RENT.

      Tenant shall, without deduction, abatement or setoff of any nature whatsoever, except as elsewhere herein provided, pay to Landlord as fixed minimum rent for the Leased Premises Four Hundred Thirty-Six Thousand Four Hundred Forty and 00/100 Dollars ($436,440.00) per annum, payable in equal monthly installments of Thirty Six Thousand Three Hundred Seventy and 00/100 Dollars ($36,370.00) each, in advance and without demand on the first day of each and every month during the term of this Lease, at the office of the Landlord or at such other place or to such other person as Landlord may from time to time designate in writing, except that Tenant shall pay the first monthly installment on the execution of this Lease. If the term of this Lease shall commence on a date other than the first day of a calendar month, such first installment shall be prorated for the period between the date of commencement of the term of this Lease and the first day of the following month. This minimum rent is calculated at $15.00 per square foot per annum based upon the Leased Premises comprising 29,096 square feet of rentable area determined as set forth on Exhibit "C" attached hereto based upon the Leased Premises comprising [25,978] usable square feet calculated in accordance with BOMA standards and a common area factor of twelve percent (12%).

      Tenant may, at its option, either: (a) annually in advance provide the manager of the Premises, as same may be appointed and designated by Landlord from time to time (the "Manager"), with twelve (12) post-dated checks for the monthly installments due hereunder for said annual fixed minimum rent, each monthly installment to be applied to the obligations of Tenant by the Manager as same become due (the "Check Payment Option"), or (b) arrange for automatic monthly wire transfers to the Manager in the amount of the monthly installments due hereunder (the "Automatic Wire Option") (the Check Payment Option and the Automatic Wire Option are hereinafter referred to collectively as the "Automatic Payment Plan"). In the event Tenant elects not to use an Automatic Payment Plan or does elect to use an Automatic Payment Plan and the rental obligations of Tenant are not timely met for any reason, other than failure of the Manager to apply a payment under the Check Payment Option by depositing the appropriate check, including but not limited to there being insufficient funds in the account of Tenant from which an Automatic Payment Plan is to be paid, any rental obligation or other amount due from Tenant to Landlord hereunder which is not paid within five (5) business days of the date when due shall bear interest at the rate of eighteen percent (18%) per annum (or the highest rate permitted by applicable law, whichever is less) from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under the Lease.

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6.    RENT ADJUSTMENTS.

      The minimum annual rental rate fixed in paragraph 5 hereof may be increased for any calendar year following the year during which Tenant takes possession of the Leased Premises as in this paragraph provided to reflect the increase in Landlord's expenses incurred in operating the building of which the Leased Premises form a part, and Tenant shall pay such rent, as increased, in equal monthly installments.

      The following definitions shall apply for the purposes of this paragraph:

      (a)   The Base Year shall be 1996.

      (b) For purposes of this section, "Operating Expenses" shall mean any or all of the following incurred by Landlord with respect to the building of which the Leased Premises are a part, including but not limited to: salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the building up to the level of building manager, payroll taxes and workmen's compensation insurance for such employees, gas, electricity, steam, real estate taxes or special assessments, utility taxes water (including sewer rents), all costs of capital improvements made to the building after the commencement date required under any governmental law or regulation that was not applicable to the building at the time it was constructed, amortized over the useful life of the improvements with interest at the rate of prime plus one percent (1%) per annum, capital improvements which reduce Operating Expenses but only to the extent of the lesser of (i) the amount of such reduction in Operating Expenses or (ii) such costs as reasonably amortized by the Landlord over the useful life of the improvements with interest at the rate of prime plus one percent (1%) per annum on the unamortized amount, casualty and liability insurance, repairs and maintenance, pro-rata expenses for common area maintenance, building and cleaning supplies, uniforms and dry cleaning, window cleaning, management fees normal and customary in Nashville between unaffiliated companies, service contracts with independent contractors, telephone, and all other expenses paid in connection with the operation of said premises properly chargeable against income excluding, however, income taxes chargeable to Landlord based upon Landlord's income from all sources, however if a taxing system is adopted which eliminates or reduces real estate taxes and taxes rental income in lieu thereof, Tenant shall be responsible for such portion of this "rent tax" which represents taxes over the Base Year of real estate taxes; depreciation; interest on or amortization of debts; advertising; leasehold improvements made for other tenants of the building; brokerage commissions; refinancing costs; the cost of any work or services performed specifically for any other tenants of the building (including Tenant), whether at the expense of the Landlord or such tenant, to the extent that such work or services is in excess of the work or services which Landlord is required to furnish to Tenant under this Lease at Landlord's expense; all work to the building or land made necessary by Landlord's compliance with applicable laws, regulations, ordinances or codes in effect at the time of this Lease, including the cost of any cleanup relating to pre-existing environmental contamination; any loss or damage to the building or any personal injury for which the Landlord is insured under this Lease; any amounts resulting from the failure of Landlord to meet its legal or contractual obligations which Landlord is otherwise liable by reason of a negligent or willful act or omission of Landlord or those for whom it is in law responsible; and any cost or expense which is normally treated in accordance with generally

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accepted accounting principles as being of a capital nature, except to the extent that such capital expenses are permitted to be passed through as Operating Expenses as provided, herein above.

      During the first quarter of each calendar year beyond the base year, Landlord shall notify Tenant by written statement of any projected increases in Operating Expenses over the Base Year. The statement shall show Tenant's increased annual rental rate and the resulting monthly payment effective retroactively to January 1 of the year the statement is provided. The manner in which the increase, if any, was computed will also be furnished. Within the same first quarter, Landlord shall notify Tenant by written statement certified to be correct by Landlord or Landlord's agent of the actual Operating Expenses. The increase shall be equal to the product of (a) the projected increased Operating Expenses and (b) Twenty Six and 07/100 Percent (26.07%), which percent constitutes the ratio which the net leased area of the Leased Premises bears to the total net leasable area of the building of which the Leased Premises form a part. The calculation of the Tenant's percentage for its pro rata share of Operating Expenses is set forth on Exhibit "C" attached hereto and made a part hereof. This percentage shall be increased or decreased [accordingly if the total net leasable area of the Building is increased or decreased] during the term of this Lease, such adjustment to be certified to by Landlord in a written notice to Tenant. To the extent that the actual expense differs from the projected expenses as paid during the year, a lump sum payment shall be made by Tenant within thirty (30) days or a lump sum credit against the next installment(s) of rent due hereunder shall be made by Landlord to Tenant, as required. Tenant shall have the right, at its own expense and at a reasonable time, to examine or audit Landlord's books or records relevant to the calculation of Operating Expenses and the Tenant's pro rata share of such Operating Expenses due under this paragraph 6, provided written notice of intent to audit is delivered to Landlord within thirty (30) days following receipt of the statement of the actual Operating Expenses and the results of such audit are provided to Landlord within ninety (90) days following receipt of the statement. In the event Tenant's examination reveals that an error has been made in Landlord's determination of the Operating Expenses payable by Tenant and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord to Tenant immediately upon demand therefore. In the event Tenant's examination reveals that an error has been made in Landlord determination of the amount of Operating Expenses payable by Tenant and Landlord disagrees with the results thereof, Landlord and Tenant shall, for up to thirty
(30) days thereafter, attempt to reconcile such differences. In the event Landlord and Tenant are unable to reconcile their results, they shall mutually agree on an independent certified public accountant whose determination of the amount of Operating Expenses payable by Tenant under this paragraph shall be conclusive.

      Provided, however, for the purpose of determining the increase (if any) in real estate taxes, any increase attributable to capital improvements made by or for a particular tenant shall be assessed solely to that tenant.

      Any increase in real estate taxes attributed to capital improvements made to the building after the Lease commencement date that reduce other Operating Expenses, as defined above, or are required under any governmental law or regulation that was not applicable to the building at the time it was constructed, shall be included in computing the rent adjustment under this paragraph.

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7.    SECURITY DEPOSIT.

      Intentionally Deleted.

8.    ASSIGNMENT AND SUBLETTING.

      Tenant will not assign, transfer, mortgage, or otherwise encumber this Lease or sublet or rent (or permit occupancy or use of) the Leased Premises, or any part thereof without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to assign or sublet this Lease as to all or any part of the Leased Premises to any parent, subsidiary or affiliate (25% owned or more) of Tenant or any other entity which controls, is controlled by or is under common control with the Tenant, including without limitation a sister corporation or a partnership in which Tenant is the controlling partner, without first obtaining the consent of Landlord, provided, however, that in the event of such assignment or subletting, Tenant shall continue to remain fully liable for its obligations under this Lease and such use is not in violation of permitted use as outlined in Paragraph 2. As used herein, the term "control" shall mean the holding of a majority twenty-five percent (25 %) of the shares or interests of such entity or the possession, directly or indirectly, of the power to otherwise direct or cause the direction of the management and policies of such entity through the ownership of voting shares, partnership interest or other equity ownership or equity interest.

      In the event of any sublease or assignment of all or any portion of the Leased Premises where the rent in the sublease or assignment exceeds the rent or pro rata portion of the rent, as the case may be, for such space in the Lease, Lessee shall pay the Lessor monthly, as additional Rent, at the same time as the monthly installments of rent hereunder, one-half (1/2) of the excess rent paid for the sublease over the rent in this Lease applicable to the sublease space.

9.    TENANT'S ALTERATIONS AND FURNISHINGS.

      (a) Tenant shall not make any alterations, improvements or additions to the Leased Premises including, but not limited to, wall coverings and special lighting installations, without the Landlord's advance written consent in each and every instance, which consent shall not be unreasonably withheld or delayed. In the event Tenant desires to make any alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications along with the necessary permits and governmental approvals therefor and obtain Landlord's written approval thereof prior to commencing any such work, which approval shall not be unreasonably withheld or delayed. All alterations, improvements or additions, permanent in character, made by Landlord or Tenant in or upon the Leased Premises shall become Landlord's property and shall remain upon the Leased Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, office and professional equipment). Tenant's office furniture, furnishings, trade fixtures and office and professional equipment installed or located on the Leased Premises from time to time shall be and remain at all times the property of Tenant and may be removed by Tenant upon expiration of this Lease. Any damage caused by or resulting from the removal of Tenant's office furniture, trade fixtures, and office and professional equipment may be repaired by Landlord at Tenant's cost and expense, included but not limited to specialty fixtures, millwork, plumbing, etc.

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      Any increase in Operating Expenses which results from improvements made by the Tenant shall be the sole responsibility of that Tenant.

      (b) Tenant shall not install or operate in the Leased Premises any electrically operated equipment or other machinery other than normal office equipment using 110/120 voltage wiring, or any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or require the use of, the water, plumbing, heating, air conditioning, or electrical system of the Leased Premises, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of water or electricity or wiring as may be occasioned by the operation of said equipment or machinery.

      (c) Tenant shall not permit any mechanic's lien to be filed against the fee of the Leased Premises or against Tenant's leasehold interest in the Leased Premises by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises through or under Tenant, whether prior or subsequent to the commencement of the term hereof. If any such mechanic's lien shall at any time be filed against the Leased Premises and Tenant shall fail to remove same within thirty (30) days thereafter, it shall constitute a default under the provisions of this Lease. Tenant shall bear all costs, including attorney's fees, incurred by Landlord in defending the Leased Premises against any such lien.

      (d) Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Leased Premises, or due to the same being on the Leased Premises, shall be repaired by, and at the sole cost of, Tenant. No furniture, equipment or other bulky matter of any description will be received into the building or carried in the elevators except as approved by Landlord or Landlord's agent, and all such furniture, equipment, and other bulky matter shall be delivered only through the designated delivery entrance of the building. Tenant agrees promptly to remove from the sidewalks adjacent to the building any of the Tenant's furniture, equipment or other material there delivered or deposited.

10.   GOOD ORDER AND REPAIR.

      Except for those items which are the responsibility of Landlord under Paragraph 18 below, and repairs occasioned by the negligence or willful misconduct of, or breach of this Lease by Landlord, its agents, employees, contractors or invitees, Tenant agrees to keep and maintain the Leased Premises and the fixtures therein in good order and condition and shall, at the expiration or sooner termination of this Lease, surrender and deliver up the same in as good order and condition as they were at the commencement of the term hereof, ordinary wear and tear and damage by the elements excepted. Tenant shall immediately notify Landlord of any damage to the Leased Premises or to the building of which they form a part caused by neglect, carelessness or vandalism by Tenant, its employees, agents or visitors, and such damage shall be immediately repaired by and at the cost or Tenant. If Tenant fails to make such repairs, Landlord may make them for which reasonable costs actually incurred or paid Landlord shall be

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reimbursed in full by Tenant within thirty (30) days after written demand therefor together with interest at the maximum rate permitted by law.

11.   RESTRICTIONS ON USE.

      Tenant shall not use, occupy or permit the Leased Premises or any part thereof to be used or occupied for any business use or purpose deemed by Landlord to be disreputable, disorderly or extra-hazardous, nor in such manner as to disturb the peaceful and quiet occupancy of the other tenants of the building or constitute a nuisance of any kind; nor shall Tenant allow, permit or suffer any noise, vibration, smoke or odor to escape from the Leased Premises in a manner which will disturb other occupants of the building or of adjoining or adjacent properties.

12.   INSURANCE BY LANDLORD.

      Landlord shall, during the Lease Term, procure and keep in force die following insurance, the cost of which shall be deemed as Operating Expenses payable, by Tenant pursuant to Paragraph 6:

      (1) Property insurance insuring the building and improvements and rental value insurance for perils covered by the causes of loss-special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Leased Premises.

      (2) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

      (3) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

13.   INSURANCE BY TENANT.

      Tenant shall, during the Lease Term procure at its expense and keep in force the following insurance:

      (1) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Ten Million Dollars ($10,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance

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shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

      (2) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

      (3) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

      (4) Such other insurance as is reasonable and customary for businesses of similar size, operation and purpose as that of Tenant that Landlord deems necessary and prudent or that is required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

      The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $5,000, except that the Tenant shall be allowed to self insure or choose higher personal property insurance deductibles against risk consistent with standard industry practices. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage, if such a provision is available from the insurer; provided, however, if such a provision is not available, each policy shall provide that the insurer will endeavor to provide reasonable notification to Landlord prior to any cancellation or modification to reduce the insurance coverage.

14.   WAIVER OF SUBROGATION.

      To the extent that insurance is in force and collectible, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required hereunder whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible or is not permitted by applicable law.

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15.   SIGNS AND ADVERTISING.

      No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or the building of which they form a part or on adjacent parking area(s) without the prior written consent of Landlord, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve which approval Landlord shall not unreasonably withhold or delay; and if any such sign, fixture, advertisement or notice is exhibited, Landlord shall have the right to remove same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit any advertisement of any Tenant which in Landlord's opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement.

16.   RULES AND REGULATIONS.

      Tenant and Tenant's employees, agents and visitors shall faithfully comply with the rules and regulations set forth in Exhibit "B" attached hereto and made a part hereof, and with such further reasonable rules and regulations as Landlord at any time and from time to time may make and communicate in writing to Tenant, which, in Landlord's judgment, shall be necessary for the reputation, safety, care of appearance of the Leased Premises or the building of which they form a part, together with their appurtenances, or the preservation of good order therein, or the operation or maintenance of the building and its equipment, or the more useful occupancy or the comfort of the tenants or others in the building. Landlord shall not be liable to Tenant for the violation of any of said rules and regulations or the breach of any covenant or condition in any lease by any other tenant in the building.

17.   LANDLORD'S RIGHT OF ENTRY.

      Landlord and the Landlord's duly authorized agents and representatives shall have the right upon reasonable notice to enter into or upon the Leased Premises or any part thereof at all reasonable or necessary times for the purpose of inspecting same or making such repairs or alterations as Landlord may deem necessary or exhibiting the building for sale, or, during the last six (6) months of the Term of this Lease, for lease or financing. Tenant shall have the right to have a representative present during such entry or inspection by Landlord.

18.   REPAIRS.

      Landlord shall, at its own cost and expense, except as may be provided elsewhere herein, make all necessary repairs and replacements to the exterior, structural components, and common areas and common facilities of the building of which the Leased Premises form a part, including, without limitation, the roof, foundation, exterior or interior structural walls, ceilings, floors and glass, and to the HVAC, electric, water and plumbing systems and other equipment used to provide the services furnished by Landlord hereunder, unless any such damage is caused by acts or omissions of Tenant, its employees, agents or visitors, in which event Tenant shall bear the cost of such repairs. Landlord shall keep the parking areas, sidewalks and other common areas in a clean and neat condition. All injury or damage to the building or the Leased Premises caused by moving the property of Tenant in or out thereof, or by installation or removal of furniture, fixtures or other property, or by any other act or omission of Tenant, its employees, agents or visitors, shall be promptly repaired by Tenant at Tenant's cost and expense. In the event Tenant shall fail to do so repair the building or the Leased Premises, then Landlord shall have the right to make such repair and any charge or cost actually incurred and paid by Landlord therefor shall be paid by Tenant within thirty (30) days after written demand therefor and Landlord may elect, in its discretion, to regard such charge or cost as additional rent which shall become payable with the installment of rent next becoming due or thereafter falling due under the terms of this Lease.

19.   LANDLORD'S SERVICES.

      Landlord shall provide the following services without cost to Tenant:

      (a) Electricity, through conduits provided by Landlord, for lighting and normal business equipment and all replacement light bulbs or tubes for building standard fixtures.

      (b) Hot and cold water for lavatory and drinking purposes in places designated by Landlord, and lavatory supplies.

      (c) Subject to all governmental regulations or limitations in effect from time to time, heat and air conditioning during the hours as set forth herein during such seasons of the year when such services are normally and usually furnished in modern office buildings in the Nashville area. Landlord's services shall be provided from 7:00 a.m. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, federal government holidays excepted provided that, if Tenant shall require air conditioning (heating and cooling) or air ventilation during any season outside the hours and days above specified, Landlord shall furnish to same for the area or areas specified in a written request of Tenant delivered to the manager of the Building by 3:00 p.m. of the business day immediately preceding the day of extra usage, and for such service, Tenant shall pay Landlord, upon receipt of a bill therefore, an amount calculated in accordance with the schedule shown on Exhibit "D" attached hereto and incorporated herein by this reference.

      (d)   Automatic elevator service; and

      (e) Building standard cleaning service in the common areas of the building and in the Leased Premises, except Saturdays, Sundays and Government holidays, which service shall consist of sweeping floors, vacuuming carpets, dusting surfaces of normal office furniture and emptying wastebaskets on each normal business day. Windows will be cleaned at reasonable intervals.

      (f) Landlord and Tenant acknowledge that Landlord does not currently provide security for the Building including the parking area. If Landlord provides security for the Leased Premises and such areas in and around the Building, including the parking area, as Landlord provides for other tenants of the Building, the cost would be included in the rent paid by Tenant hereunder. Tenant shall cause its tenants, invitees, licensees and all others using the Leased Premises, to comply with all security rules, regulations, directives and the like which Landlord and/or its agents may promulgate from time to time. If Tenant desires additional or different security, it shall provide such additional or different security at its sole cost and expense.

However, any such additional or different security must be coordinated with Landlord's existing security.

      Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies, or any other cause beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof or render Landlord liable to Tenant for damages or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, that Landlord will at all times use reasonable efforts promptly to remedy any situation which might interrupt such services.

20.   PARKING AREA.

      Tenant shall have the right to use in common with the other tenants in the building the parking spaces as provided by Landlord adjacent to the building for parking of Tenant's automobiles and those of its employees and visitors, subject to the rules and regulations now or hereafter adopted by Landlord. Tenant shall not use nor permit any of its employees, agents or visitors to use any parking area owned by Landlord other than the parking area adjacent to and assigned to the building. If Landlord deems it advisable, Landlord may set aside a part of the total parking field for use as a separate area for visitors. Landlord reserves the right to adopt any regulations necessary to curtail unauthorized parking, including the required use of "parking permits."

21.   DAMAGE OR DESTRUCTION.

      (a) Total Destruction. If the Leased Premises is damaged or destroyed by fire, earthquake or any other casualty to such an extent as to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of such casualty. Unless Landlord notifies Tenant within thirty (30) days after receipt of such notice of its election to repair or to restore the Leased Premises, this Lease shall terminate at the end of such thirty day period and Tenant shall vacate and surrender the Leased Premises within thirty (30) days thereafter. Unless Tenant is in default under this Lease and the rent accelerated at the time of such casualty, unless such casualty is caused by a wrongful or negligent act of Tenant; then Tenant's liability for rent shall cease as of the day following the casualty and any rent paid by Tenant in advance and not yet earned as of the date of termination shall be refunded to Tenant. If Landlord elects to so repair or restore the Lease Premises, Landlord shall restore the Leased Premises to a condition comparable to that which existed immediately prior to such damage within one hundred eighty
(180) days of Landlord's notice of its intent to repair with due allowance given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control provided Landlord is diligently pursuing such restoration. The rent shall be abated during the period of repair or restoration from the day following the casualty in the same proportion as the untenantable portion of the Leased Premises bears to the former leasable area of the Leased Premises. If more than 25% of the leasable square feet in the Building are damaged or destroyed by fire, earthquake or any other casualty, then Landlord, at its sole option, may terminate this Lease upon thirty (30) days written notice to Tenant. If more than 50% of the usable square feet in the Building are damaged or destroyed by fire, earthquake or any other casualty not resulting from wrongful or negligent act of Tenant, then Tenant, at its sole option, may terminate this Lease upon thirty (30) days written notice to Landlord. In the event of such termination by Landlord or Tenant, provided that Tenant shall not be in default under this Lease and the rent accelerated at the time of such casualty, the Tenant's liability for rent shall cease as of the day following the casualty and any rent paid by Tenant in advance and not yet earned as of the date of termination shall be refunded to Tenant.

      (b) Partial Destruction. In the event Leased Premises is damaged by fire, earthquake or any other casualty to such an extent that it is not rendered untenantable in whole or in substantial part, then Landlord shall promptly, at Landlord's expense, repair and restore the Leased Premises to a condition comparable to that which existed immediately prior to such damage; provided that Tenant shall be responsible for the repair or restoration of its equipment, trade fixtures, and personal property located on or in the Leased Premises. The rent shall be abated proportionately as to the portion of the Leased Premises damaged from the day following the casualty until the completion of the repair and restoration; provided that if Landlord fails to complete such repair within one hundred twenty (120) days of the casualty, with due allowance given to Landlord for reasonable delays beyond Landlord's control so long as Landlord is diligently pursuing restoration, then Tenant, on thirty (30) days written notice to Landlord, may terminate this Lease provided such casualty is not resulting from wrongful or negligent act of Tenant.

22.   INDEMNIFICATION.

      Except to the extent caused or occasioned by the negligence or willful misconduct of Landlord, its agents, representatives, employees, contractors or invitees, the Tenant will indemnify and hold harmless the Landlord against and from any and all claims arising from (i) the Tenant's occupancy of the Premises, (including, but not limited to, statutory liability and liability to Tenant's employees under workers' compensation laws), (ii) any breach or default in the performance of any obligation on the Tenant's part to be performed under the terms of this Lease, (iii) any act of negligence of the Tenant, or any officer, agent, employee, guest, or invitee of the Tenant, (iv) all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against the Landlord by reason of any such claim. The Tenant upon notice from the Landlord will defend the same at the Tenant's expense by counsel approved in writing by the Landlord.

      Except to the extent caused or occasioned by the negligence or willful misconduct of Tenant, its agents, representatives, employees, contractors or invitees or the failure of Tenant to observe any of the terms and conditions of this Lease, Landlord will indemnify and hold harmless the Tenant from and against any and all claims arising from, occasioned by or that are the result or negligence or willful misconduct or Landlord, its representatives, agents, employees, contractors or invitees or Landlord's breach of or failure to perform any of its warranties, representations, agreements or obligations under this Lease, together will all costs, reasonable attorneys fees, expenses and liabilities incurred in or about any such claim any action or proceeding brought thereon, and, in any case, action or proceeding brought against the Tenant by reason of any such claim. Landlord upon notice from Tenant will defend the same at Landlord's expense by counsel approved in writing by Tenant.

      The Tenant, as a material part of the consideration to the Landlord assumes all risk of damage to property or injury to persons, in, upon or about the Premises, (i) except that the Tenant does not assume any risk for damage to the Tenant resulting from the negligence or willful misconduct of the Landlord or its authorized representatives, (ii) from any cause whatsoever except that which is caused by the failure of the Landlord to observe any of the terms and conditions of the Lease if such failure has persisted for an unreasonable period of time after Tenant has given written notice of such failure.

      The Landlord is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building not participated in or caused by the Landlord. The Tenant waives all of its claims in respect thereof against the Landlord.

23.   CONDEMNATION.

      (a) If the whole or any part of the Leased Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase under threat of condemnation, then this Lease shall at Landlord's sole option automatically terminate as of the date that title shall be taken.

      (b) If any part of the building of which the Leased Premises form a part or any parking area adjacent thereto shall be so taken and this Lease shall not be terminated under the provisions (a) above, then Landlord shall have the option to terminate this Lease upon ninety (90) days notice to Tenant if, in Landlord's sole discretion, continued operation or the remaining structure or improvements is uneconomical.

      (c) In any event, all compensation awarded or paid upon such a total or partial taking shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business, depreciation to, damage to, or costs of removal of, or for the value of, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award.

24.   DEFAULT.

      If Tenant shall fail to pay any installment of the fixed rent reserved herein within five (5) business days of the date the same shall become due and payable or any other charges within twenty (20) days of the date the same shall become due and payable, although no demand shall have been made for same unless required hereunder, or if Tenant shall violate or fail or neglect to keep and perform any of the terms, covenants, conditions or agreements herein contained on the part of Tenant to be kept and performed, other than payment of rent and the same is not cured or corrected within thirty (30) days after written notice thereof (unless the same cannot be cured within thirty (30) days in which event Tenant shall have commenced to cure the same within said 30 day period and diligently prosecutes the cure to completion), or if Tenant shall make an assignment of assets for benefit of creditors or file a voluntary petition in bankruptcy or be adjudicated bankrupt or insolvent, or if an involuntary petition in bankruptcy or for receivership be instituted against Tenant and the same not be dismissed within sixty (60) days of the filing thereof, then, and in each and every such event, and at all times thereafter, at the option of Landlord, Tenant's right of possession of the Leased Premises and to reenter same and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof and any personal property or trade fixtures located therein without demand of rent or demand of possession, any notice to quit or of intention to re-enter being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant agrees to and shall remain liable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry; and in such case Landlord reserves full power, which is hereby acceded by Tenant, to re-let the Leased Premises for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease.

      If Tenant becomes the subject debtor in a case pending under the Federal Bankruptcy Code, Landlord's fight to terminate this Lease under this paragraph shall be subject to the applicable rights, if any, of the Trustee in Bankruptcy Code. The failure of the Trustee to effect such assumption or assignment hereof within the applicable time period provided in the Federal Bankruptcy Code shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any right of the Trustee to assume or assign this Lease. (The Trustee shall not have the right to assume or assign this Lease.) The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance", (as defined herein below). Landlord and Tenant hereby agree in advance that "adequate assurance of future performance", as used in this paragraph, shall mean that all of the following minimum criteria must be met:
(a) Tenant's gross receipts in the ordinary course of its business during the thirty (30) days immediately preceding the initiation of the case under the Federal Bankruptcy Code must be at least two (2) times greater than the next payment of rent due under this Lease, (b) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the six (6) months immediately preceding initiation of the case under Federal Bankruptcy Code must be at least two (2) times greater than the next payment of rent due under this Lease, (c) Tenant must pay to Landlord all rentals and other sums payable by Tenant hereunder including also therein its share (as estimated by Landlord) of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services, and (d) the Tenant must agree (by writing delivered to Landlord) that the Tenant's business liquidating sales, auctions, or other non-first class business operations shall be conducted on the Leased Premises, and that the use of the Leased Premises as stated in this lease will remain unchanged, and that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building. In the event Tenant is unable to (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rents due under this Lease or any other payments required of Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed by (a) through (d) above in this paragraph 23, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with this paragraph. Should the Trustee fail to comply with the provisions of the Federal Bankruptcy Code governing the assumption or assignment of this Lease or should the Trustee reject this Lease then Landlord shall have the right to terminate this Lease by giving thirty (30) days prior written notice to

Tenant. The provisions of this paragraph shall apply not only to a Trustee in Bankruptcy but also to Tenant as a Debtor In Possession Under the Federal Bankruptcy Code.

      Landlord's pursuit of any remedy herein provided shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of Tenant of any of the terms, covenants, conditions or agreements of this Lease. In addition to the foregoing, upon such default, at Landlord's option, the entire amount of the rent then remaining to be paid under this Lease shall become due and payable provided, that Landlord's damages shall be such a sum as at the time of such default on the part of Tenant represents the amount of excess, if any, of the then present value of the total fixed annual rent which would have accrued to Landlord under this Lease for the remainder of the Lease term if the Lease term had been 17 (PAGE) 18 fully complied with by Tenant for the balance of the Lease term over and above the then present rental value of the Leased Premises for the balance of the Lease term, such present values to be determined using an interest rate at the then current federal 30 year Treasury rate, and any tenant improvements, commissions and other procurement costs. No waiver by Landlord of any violation or breach of any of the terms, covenants, conditions or agreements of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, covenants, conditions or agreements hereof; and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

      In no event shall (leasing company/lender) cause to be recorded any financing statements, Uniform Commercial Code filings or their equivalents in connection with this Agreement which affect or otherwise impair title to Landlord's fixtures and real or personal property located on the Property.

      Tenant, upon default, agrees to pay all reasonable costs and expenses actually incurred and paid by Landlord in the enforcement of Landlord's rights hereunder including all reasonable attorney's fees.

25.   HOLDOVER.

      Notwithstanding any provision of Law or any judicial decision to the contrary, no notice shall be required to terminate the term of this Lease as herein mentioned without notice being required from either party. However, if Tenant shall remain in possession of the Leased Premises beyond the expiration of the term without the express written consent of Landlord, then such possession shall be as a month-to-month tenant at 150% the rent of the last month of the Lease term, and the provisions of this Lease shall be applicable. Any holding over by Tenant shall not be deemed to be a renewal of this Lease.

26.   SUBORDINATION.

      This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Leased Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be necessary to evidence the priority of any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant. The Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purposes and effect the subordination of the lien of this Lease to said deed of trust. Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease, and in that event, this Lease shall continue as a direct lease between the Tenant herein and such landlord or its successor; and in any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made; and provided, further, such landlord or successor under such ground or underlying lease shall not be bound by this Lease or any amendment or modification of this Lease unless, prior to the termination of such ground underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor by Tenant.

      The foregoing subordination is conditioned upon the agreement of each mortgagee, which agreement shall be in writing, executed by each mortgagee and delivered to the Tenant wherein each such mortgagee agrees in substance that so long as Tenant is not in default under the terms and conditions of this Lease;
(i) the Tenant will not be disturbed in Tenant's possession of the Leased Premises by any owner of a mortgage or any purchaser of the building or Leased Premises at a foreclosure sale; and (ii) Tenant will not be joined in any action or proceeding to foreclose any mortgage by any holder thereof. The giving of any such agreement by any mortgagee may be conditioned by it on the reciprocal agreement of Tenant to attorn to the holder of such mortgage should it become vested with the Landlord's interest in the Leased Premises. Landlord shall make its best efforts to obtain such a non-disturbance agreement from any mortgagee of the Leased Premises.

27.   ESTOPPEL CERTIFICATE.

      Tenant agrees, at any time and from time to time, upon not less than ten
(10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modification),
(ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if, so, specifying each such default of which Tenant may have knowledge, and (iv) stating the address to which notices to Tenant should 19 (PAGE) 20 be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the building of which the Leased Premises are a part or the land underlying said building, and any prospective purchaser of said building or said land, any mortgagee or prospective mortgagee of said building or said land or of Landlord's interest in either, or any prospective assignee of any such mortgagee.

28.   NOTICES.

      Any notice to be given by either party to the other pursuant to the provisions of this Lease shall be in writing and shall be deemed to be duly given if delivered personally or mailed by registered or certified mail, return receipt requested, addressed to Landlord at the address at which it receives rent and addressed to Tenant at the Leased Premises.

29.   SALE.

      In the event the original Landlord hereunder, or any successor owner of the building, shall sell or convey the building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner.

30.   LANDLORD'S RIGHT TO SUBSTITUTE SPACE.

      INTENTIONALLY DELETED

31.   MODIFICATIONS.

      Landlord and Tenant agree that this Lease contains the entire agreement between them and shall not be modified in any manner except by an instrument in writing signed by each of them.

32.   PARAGRAPH HEADINGS.

      The paragraph headings as to contents of particular paragraphs herein are inserted for convenience only and shall not be considered to be part of this Lease or in any way to modify, amend or affect the provisions hereof.

33.   MISCELLANEOUS.

      Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

34.   EXHIBITS.

      If required by Landlord, Tenant shall execute a work letter and/or a Guaranty (or Guaranties) of Tenant's obligations under this Lease which shall be attached as an Exhibit to the Lease and become a part hereof.

35.   BENEFIT.

      Notwithstanding the absolute prohibition against assignment contained herein, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective legal representatives, successors, and such assigns and sublessees as may be approved by Landlord hereunder.

36.   GOVERNING LAW.

      This Lease and its provisions shall be interpreted, governed and enforced in accordance with the law of the State of Tennessee.

37.   COMPLIANCE WITH LAWS.

      Tenant shall (a) at Tenant's expense, comply with all present and future laws and requirements of any public authorities in respect of the Leased Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Leased Premises, and (b) be responsible for the cost of the compliance with all present and future laws and requirements of any public authorities in respect of the Landlord's property of which the Leased Premises are a part arising solely from (i) Tenant's use of the Leased Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) the breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all the costs, expenses, fines penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this section. Without limiting the generality of the foregoing, it is specifically agreed that Tenant shall comply with all laws dealing with hazardous materials and, specifically, will not allow their presence in or about the Leased Premises or any other part of Landlord's property except to the extent permitted under Article 39. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Leased Premises or the use or occupation thereof.

38.   LIMITATION ON LIABILITY

      Notwithstanding anything contained in this Lease, or in any other document to the contrary, Tenant shall look solely to the then interest of Landlord in the Premises, or of any successor in interest to Landlord as owner of the Building, for the satisfaction of any remedy of Tenant for failure to perform any of Landlord's obligations under this Lease, express or implied, or under any law. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or officer, director, stockholder, partner or agent of Landlord or of any such principal), nor any successor of any of them, shall have any personal liability for any such failure under this Lease or otherwise.

39.   ADA GENERAL COMPLIANCE

      Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or subsequent alteration of the Leased Premises, and that the Tenant shall use all reasonable efforts to fully comply with the American's With Disability Act with respect to its use, occupation and any subsequent alternation of the Leased Premises.

      Landlord's responsibility for compliance with Americans With Disability Act shall include the construction of the initial Leased Improvements, the common areas and common facilities and restrooms of the Building, but not the Leased Premises.

40.   HAZARDOUS SUBSTANCE - GENERAL

      The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought into the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that said Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should

Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the lease, the Premises is found to be so contaminated or subject to said conditions as a result of the acts or omissions of Tenant, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of such contamination or condition caused by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

41.   QUIET ENJOYMENT

      Tenant, on paying rent and performing the Tenant's covenants and obligation in this Lease, shall peaceably and quietly have, and enjoy the Leased Premises for the full term hereof, without any hindrance, disturbance or claim from or by the Landlord or any other person or party, subject only to the terms and conditions of this Lease.

42.   LANDLORD DEFAULT

      If the Landlord shall fail to comply with any term, provision or covenant of this Lese and such failure materially and substantially prevents Tenant from using and occupying the Leased Premises as intended, and if Landlord does not commence to cure such failure within thirty (30) days after written notice from Tenant or fails thereafter to diligently prosecute such cure to completion, Tenant shall have the right to pursue any one or more of the following remedies:
(i) perform the obligations of Landlord and have Landlord reimburse Tenant for all reasonable costs and expenses actually incurred and paid by Tenant within thirty (30) days of written demand therefore, failing which Tenant shall have the right to and may set off against and deduct from each one of the next successive monthly installments of rent thereafter due under this Lease the amount of such costs and expenses, together with interest thereon at the highest rate permitted by applicable law from the due date until paid until such time as the entire amount of such costs and expense incurred by Tenant, together with interest thereon, has been paid and reimbursed to Tenant in full, and/or (ii) terminate this Lease by giving Landlord at least thirty (30) days prior written notice of such termination; provided that no termination shall be effective if Landlord commences to cure said failure prior to the expiration of the thirty
(30) day notice of cancellation, so long as Landlord diligently pursues such a cure to completion

43.   MISCELLANEOUS

      In the event of any litigation arising from or related to this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and its expenses.

      IN WITNESS WHEREOF, the parties herein have hereunto set theirs hands the day and year first above mentioned.

LANDLORD:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By:    /s/ _____________________________

Title: _________________________________

TENANT:

AMERICAN HOME PATIENT, INC.

By:    /s/ _____________________________

Title: _________________________________

                                    ADDENDUM

      THIS ADDENDUM (the "Addendum") is attached to and made a part of that certain Lease (the "Lease") made by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, hereinafter called "Landlord" and AMERICAN HOME PATIENT, INC., hereinafter called "Tenant" covering the Premises of approximately 29,096 rentable square feet of space (the "Premises") in the Parklane building (the "Building") located at 5200 Maryland Way in the Maryland Farms Office Park in the City of Brentwood, Williamson County, Tennessee, all as more particularly described in the Lease.

      In order to induce Tenant to enter into this Lease (which is hereby incorporated by reference to the extent that the provisions of this Addendum may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

      1. INCORPORATION OF LEASE. The provisions contained in this Addendum are an integral part of the Lease of which this Addendum is a part and are intended to supplement the Lease. The provisions of this Addendum are specifically subject to the provisions of the Lease, and in the event of any conflict between the provisions of the Lease and the provisions of this Addendum, the provisions of the Lease shall control. The capitalized terms herein shall have the same meanings as described thereto in the Lease unless otherwise expressly provided herein to the contrary.

      2. PLANS AND SPECIFICATION. Tenant shall produce, or cause to be produced, in accordance with Tenant's instructions, plans (the "Plans") and specifications (the "Specifications") describing the Tenant's required improvements (the "Work") to the Premises, by working in conjunction with Tenant in the manner described below. The Plans and Specifications are hereinafter collectively called the "Work Documents". It is anticipated that, in order to complete the Work in a timely manner as required in the construction schedule discussed below, the Work Documents may be developed in phases to allow for the commencement of construction as soon as possible on those aspects of the Work which will require the longest construction period.

      Tenant shall develop and shall cause the production of the Work Documents which shall set forth the design of the Premises in sufficient detail to support construction of the Work and the obtaining by Landlord of any permits or certificates required favor occupancy of the Premises. The cost of producing such Work Documents shall be included in the costs of the Work. In addition, Tenant shall promptly submit the Work Documents to Landlord who shall promptly review the Work Documents submitted by Tenant and shall either provide comments or corrections thereto or approve such Work Documents. Upon approval of the Work Documents, Landlord will promptly commence performance of the Work and diligently prosecute the same to completion.

      3.    IMPROVEMENTS TO THE PREMISES - Responsibilities and Standards.

            (a) DEMOLITION OF EXISTING IMPROVEMENTS. Tenant, at its sole cost and expense and as a cost of the Work, shall demolish and remove from the Premises any improvements or fixtures required to be removed from the Premises to accommodate the construction of the Work as shown on the approved Work Documents; provided, however, that Landlord, at its sole cost and expense, and not as a cost of the Work, shall be responsible for the removal, clean-up or containment of any Hazardous Substance, including asbestos, which is required or necessary to accommodate the construction of the Work.

            (b) LANDLORD'S WORK. Landlord shall cause the Work to be completed in a good and workmanlike manner consistent with good construction practice and in accordance with the approved Work Documents, as such Work Documents may be modified in accordance with this subsection (b). Any material modification of or amendments to the Work after the approval of the Work Documents, by Tenant which are proposed by Landlord or Landlord's construction manager or contractors or subcontractors shall be subject to prior written approval by Tenant which approval shall not unreasonably by withheld or delayed provided that such modifications are not of lesser quality or do not adversely affect Tenant's business operations to be conducted at the Premises. Any modifications or amendments to the Work proposed by Tenant after its approval of the Work Documents ("Change Orders") shall be subject to the approval of Landlord, which approval shall not unreasonably by withheld or delayed.

            (c) PROJECT TEAM. The design and construction or the Work as contemplated herein shall be coordinated by a project team (the "Project Team") the operation of which shall be directed by Landlord's construction manager. The Project Team shall also include employees and agents of Landlord who shall have responsibility for various aspects of the Work. The purpose of the Project Team shall be to direct and manage the design and construction of the Work in a coordinated fashion so as to cause the Work to be completed on schedule and at the lowest cost reasonably possible consistent with the quality of the Work desired by Tenant. Tenant shall designate in writing a representative or representatives ("Tenant's Representative) to be a member of the Project Team and such Tenant's Representative shall have authority to make decisions on behalf of Tenant with respect to the Work Documents and other matters affecting the design and construction of the Work. Tenant's Representative shall be available to respond to requests of the Project Team as needed.

            (d) COMPLIANCE WITH LAWS. Landlord shall obtain all approvals, permits, occupance certificates and other consents required to commence, perform and complete the Work; shall at all times cause the Work to comple with all laws, regulations or rules of any governmental authority which are applicable thereto; and shall maintain for inspection by Tenant copies of all approvals, permits, inspection reports, and other governmental consents obtained by Landlord. The costs incurred by Landlord in satisfying the foregoing requirements shall be included in the Project Costs (as such term is defined in Section 4(a) below).

      4.    INCLUSIONS/EXCLUSIONS OF THE WORK.

            (a) INCLUDED IN THE WORK. Included within the Work to be performed by Landlord are all (Tenant gets allowance and is responsible for space planning design and construction drawings) construction costs, design and engineering fees, building permits, modifications/replacements/alterations to any heating, ventilating, air conditioning systems, electrical systems, life safety systems, plumbing systems, all ceiling, lighting, floor coverings and finishes, all removal of wall and floor coverings, and all costs of compliance with any laws or building codes including the Americans with Disabilities Act (hereinafter collectively referred to as the "Project Costs").

            (b) EXCLUDED FROM THE WORK. At its own expense Tenant shall be responsible for providing all of the following, which shall not be included within the Work to be performed and paid by Landlord; all furniture, movable trade fixtures and office equipment, including Tenant's phone system, acquisition, layout, installation, relocation; and all costs associated with the coordination of and the actual move by Tenant to the Premises.

      5. COST OF WORK. The Work shall be completed in accordance with the Plans and Specifications and Tenant shall be entitled to an allowance (the "Improvement Allowance") from Landlord, which shall be applied by Landlord to the costs of preparing the Plans and Specifications and the costs of completing the Work (all of which costs shall together be referred to herein as the "Project Costs") as follows:

            (a) The amount of the Improvement Allowance for the cost of constructing and completing the Work shall be in the amount of $12.00 per rentable square foot ($349,152.00 based on 29,096 rentable square feet), which shall include a construction management fee not to exceed $17,458.00.

            (b) The amount of the Improvement Allowance for architectural and engineering drawings and space planning shall be in the amount of $1.00 per rentable square foot ($29,096 based on 29,096 rentable square feet).

      The Improvement Allowance shall exclude costs described in Paragraph 4(b), above, and the costs of removal, clean-up or containment of any Hazardous Substance described in Paragraph 4(a) above.

      6. SELECTION OF CONTRACTORS. The Project Team shall select the contractor to perform the Work, which selection shall be subject to the approval of Tenant and which approval shall not unreasonably be withheld or delayed. The Project Team and Tenant's Representatives shall promptly make themselves available to discuss and resolve as quickly as possible the election of a contractor. If the Project Team determined that one or more aspects of the Work should be bid separately, the procedures described above for the obtaining, reviewing and approving of bids shall be applied to bids for such separate aspects.

      7. PAYMENT OF PROJECT COSTS. Landlord shall promptly pay all Project Costs when due. At any time during the construction and completion of the Work, if the Project Costs to be paid by Landlord exceeds the amount of the Improvement Allowance whether or not such increase is due to Change Orders, Landlord shall deliver a statement to Tenant setting forth the amount of such excess cost, together with documentation supporting the computation of such excess cost, and Tenant shall pay the amount of such excess cost to Landlord within thirty (30) days after completion of such portion of the Work and receipt of Landlord's invoice therefore. At Tenant's option, should Project Costs exceed the amount of the Improvement Allowance initially provided by Landlord, Tenant may borrow from Landlord up to an additional $3.00 per rentable square foot which shall be amortized over the life of the Lease at 11% and paid to Landlord monthly as additional rent. If the Improvement Allowance is not fully used in payment of the

Project Costs, Tenant may convert any unused portion of the Improvement Allowance as a credit against monthly installments of the minimum rent due and payable in accordance with the provisions of the Lease. Provided, however, that Tenant shall not be liable to Landlord for that portion of any excess over the Improvement Allowance which consists of any management fees in excess of the amount set forth in paragraph 5(a) above.

      8.    SUBSTANTIAL COMPLETION: COMMENCEMENT DATE.

            (a) SUBSTANTIAL COMPLETION. The term "Substantial Completion" shall mean, with respect to the Premises, the date when:

                  (i) All of the Work shall have been completed in accordance with the Work Documents (as modified by Change Orders) so that the Premises are ready and suitable for occupancy by Tenant, except for Punch List Items, as certified in a Certificate of Substantial Completion by the architect; and

                  (ii) Landlord shall have obtained a Certificate of Occupancy for the Premises permitting legal use and occupancy of the Premises for the purposes specified in the Lease; and

                  (iii) Tenant shall have available to it unimpeded access from the entrances of the Building to the elevator lobby of the floor of the Building in which the Premises is located.

            (b) NOTIFICATION OF SUBSTANTIAL COMPLETION. Landlord shall provide Tenant with at least thirty (30) days prior notice of the date upon which, in Landlord's judgment, the conditions set forth in clauses (a)(i) through (iii) above will occur and shall thereafter keep Tenant informed as to any material change in Landlord's estimate of the date on which Substantial Completion will occur.

            (c) COMMENCEMENT DATE. The Commencement Date of the Lease shall occur on the date of Substantial Completion of the Work (as defined herein) for all of the Premises.

      9. PUNCH LIST ITEMS. The term "Punch List Items" shall mean details of construction, decoration, and mechanical adjustment which in the aggregate, are minor in character and do not materially interfere with the Tenant's use or enjoyment of the Premises. Prior to the Commencement Date, Tenant and Landlord shall inspect the Premises and prepare a mutually agreed upon list of Punch List Items. Punch List Items shall be completed by Landlord within thirty (30) days after Substantial Completion.

      10. COMPLETION OF WORK. Landlord hereby certifies to Tenant that, provided that the Lease is executed by Tenant by no later than October 20, 1995, Landlord will promptly commence performance of the Work and diligently prosecute the same to completion so that the date of Substantial Completion of the Work (as adjusted if necessary for delays that are caused or occasioned by Tenant and/or events of force majeure) shall occur no later than January 1, 1996. If Substantial Completion of the Work is delayed beyond January 1, 1996, the provisions of Paragraph 4 (a) of the Lease shall be applicable to such delay in Substantial Completion.

Notwithstanding the foregoing, in order for Landlord to perform Substantial Completion, Tenant must deliver to Landlord Work Documents which have been agreed to and signed by Tenant indicating approval for construction by October 31,1995.

                                   EXHIBIT "A"

                         [DIAGRAM OF PARKLANE BUILDING,
                              BRENTWOOD, TENNESSEE
                                  FOURTH FLOOR]

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

      1. Rental payments are due on the first of each month and should be mailed to Principal Mutual Life Insurance Company c/o Eakin & Smith, Inc., 2100 West End Avenue, Suite 950, Nashville, TN 37203. Should your check be returned from the bank, you must Reimburse Landlord with a certified check plus a $5.00 charge for handling and to cover the fee charged by the bank for handling. Should you have more than two checks returned by the bank, you will be asked to pay by cashiers check from that point on.

      2. The sidewalks, entries, passages, elevators, stairways and other common areas of the building shall not be obstructed or used for any other purpose than ingress and egress.

      3. No additional locks shall be placed upon any doors in the building; and the doors leading to the corridors shall be kept closed during business hours, except as they may be used for ingress or egress.

      4. No draperies, shades or blinds visible from the exterior of the building shall be installed unless the color, material, shape, style and size have been approved by Landlord, or Landlord's agent, in writing.

      5. No awning, canopy or the like shall be installed unless approved by Landlord or Landlord's agent, in writing.

      6. No loud speaker system or other sound system shall be constructed, maintained, used or operated in the Leased Premises or in or about the building unless Tenant shall have first obtained the prior written consent of Landlord, or Landlord's agent.

      7. No vending machines shall be installed unless approved by Landlord or Landlord's agent, in writing.

      8. No freight, furniture or other bulky matter of any description shall be moved into or out of the building or carried in the elevators, stairways or through the windows of said building except as approved in advance by Landlord or Landlord's agent, and at such times and in such manner as Landlord or Landlord's agent may direct. There will be a supervision fee of $15.00 per hour for any moves which occur during weekends or legal holidays. There shall not be used in any space, or in any public halls of said building, either by Tenant or by jobbers or other, in the delivery or receipt of merchandise any hand truck, except those equipped with rubber tires and side guards. No trash or other materials shall be left on the Premises at any time unless it is retained in trash receptacles located within Tenant's designated space. During move-outs all trash shall be removed from the Leased Premises at the Tenant's expense.

      9. Tenant shall promptly remove from the public areas adjacent to the building any of Tenant's property there delivered or deposited.

      10. No parking is permitted in areas which are not properly designated as parking. Cars parked in "No Parking" areas will be subject to being removed and stored at owner's expense.

      11. No portable heater or fans should be used, maintained or operated within the Leased Premises unless Tenant shall have first obtained the prior written consent of Landlord or Landlord's agent.

      12.   No animals shall be kept in or about the Premises.

      13. No room or rooms shall be occupied or used as sleeping or lodging apartments at any time, or for any immoral or illegal purposes, under penalty of immediate cancellation of lease.

      14. Maintenance and repair of kitchen facilities within the Leased Premises will be at the expense of Tenant.

                                   EXHIBIT "C"

                         [DIAGRAM OF PARKLANE BUILDING,
                              BRENTWOOD, TENNESSEE,
                                  FOURTH FLOOR]

                                   EXHIBIT "C"

                         [DIAGRAM OF PARKLANE BUILDING,
                              BRENTWOOD, TENNESSEE,
                                  THIRD FLOOR]

                                   EXHIBIT "C"

                         [DIAGRAM OF PARKLANE BUILDING,
                              BRENTWOOD, TENNESSEE,
                                  SECOND FLOOR]

                                  EXHIBIT "C"

                         [DIAGRAM OF PARKLANE BUILDING,
                              BRENTWOOD, TENNESSEE,
                                  FIRST FLOOR]

                                   EXHIBIT "C"
                                   (CONTINUED)

                   PARKLANE BUILDING - SQUARE FOOTAGE SUMMARY

Floor       Gross S.F.           Usable S.F.        Common S.F.
-----       -----------          -----------        -----------
1                28,220               22,504              4,656
2                28,220               25,368              2,590
3                28,220               25,979              2,256
4                28,220               25,979              2,256
            -----------          -----------        -----------
TOTAL           112,880 GSF           99,830 USF         11,758 CSF

99,830 USF + 11,758 CSF = 111,586 Net RSF

111,588 Net RSF (divided by) 99,830 USF = 1.1178

Common area loss factor:  Approximately 12%

Tenants share of Operating Expenses

           Building NSF = 111,588
           Tenant NRS =    29,096

                     29,096 / 112,880 = 26.07%

                                   EXHIBIT "D"
                             TO LEASE BY AND BETWEEN
                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                                AS LANDLORD, AND
                           AMERICAN HOMEPATIENT, INC.
                                    AS TENANT

                            AFTER HOURS HVAC CHARGES

Heating and Cooling                    $25.00 per hour of actual usage by Tenant

Ventilation Only                       $25.00 per hour of actual usage by Tenant

The above rates shall be fixed for the first seven (7) years of the term of this Lease following the Commencement Date. Landlord reserves the right thereafter to increase such rates as warranted by increases in utility or other costs of providing such services so long as such increases do not exceed a five percent (5%) per year compounded annually.

Tenant shall be billed in hourly increments for the actual run time of the equipment necessary to condition the Leased Premises unless such equipment is already operating, in which case, Tenant shall be billed only for the time of Tenant's requested hours of use.

                                                          Initials:
                                                          Landlord: /s/ ________
                                                          Tenant:   /s/ ________
                                                          Date:     ____________

                              AMENDMENT #2 TO LEASE

      THIS AMENDMENT, entered into this 29th day of October, 1996, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, as Lessor, and AMERICAN HOME PATIENT, INC., a Tennessee corporation, as Lessee.

                                   WITNESSETH:

      WHEREAS, Lessor and Lessee entered into a certain Lease dated October 25, 1995 for the use of 29,096 square feet of rentable area on the first floor of the Building located at 5200 Maryland Way in Brentwood, Tennessee known as The Parklane Building, Maryland Farms and further identified as Suite 400; and

      WHEREAS, Lessor and Lessee amended said Lease with Amendment #1 dated January 2, 1996 thereby adjusting occupancy date and extending the term; and

      WHEREAS, Lessor and Lessee wish to further amend said Lease by expanding the Leases Premises.

      NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

      1. Effective November 1, 1996, the total square footage of the Leased Premises pursuant to this Amendment #2 shall be increased by 2,166 rentable square feet, known as Suite 206, to total 31,262 square feet of rentable area. The increased square footage is shown on Exhibit A attached hereto.

      2. Lessee shall pay as fixed minimum rent for the Leases Premises according to the following schedule:

            November 1, 1996 - January 31, 2003; $39,077.50/mo; $468,930.00/yr.

      3. Lessee shall take possession of the Leased Premises in "as-is" condition.

      4. Effective November 1, 1996, Lessee's Proportionate Share of the Building for the purpose of determining Lessee's share of increases in Operating Expenses, shall increase from 26.07% to 28.52%.

All other terms and conditions of the Lease dated October 25, 1995, as amended except as herein amended shall remain in full force and effect.

Entered into as of the date first written above.

LESSOR:                                       LESSEE:

PRINCIPAL MUTUAL LIFE
INSURANCE COMPANY                             AMERICAN HOME PATIENT, INC.

By:    /s/ __________________                 By:    /s/ __________________

Title: ______________________                 Title: ______________________